UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2008

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, the Corporation's Board of Directors appointed Donald G. DeBuck, Vice President and Controller, to serve as Chief Financial Officer from January 31, 2008 until a new Chief Financial Officer is retained.

On February 26, 2008, the Corporation's Compensation Committee took the following actions with respect to the compensation of Mr. DeBuck: (a) his base salary rate was increased to $302,000 per annum, effective March 8, 2008, and (b) on March 17, 2008 he will receive a grant of 10,941 restricted stock units, one-third of which will vest on each of the third, fourth and fifth anniversaries of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 29, 2008	By /s/ Thomas R. Irvin
Thomas R. Irvin
Vice President and Treasurer

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